Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•ConocoPhillips Form S-3 File No. 333-273658

•ConocoPhillips Form S-8 File No. 333-98681

•ConocoPhillips Form S-8 File No. 333-116216

•ConocoPhillips Form S-8 File No. 333-130967

•ConocoPhillips Form S-8 File No. 333-133101

•ConocoPhillips Form S-8 File No. 333-159318

•ConocoPhillips Form S-8 File No. 333-171047

•ConocoPhillips Form S-8 File No. 333-174479

•ConocoPhillips Form S-8 File No. 333-196349

•ConocoPhillips Form S-8 File No. 333-250183

•ConocoPhillips Form S-8 File No. 333-272065

•ConocoPhillips Form S-8 File No. 333-280448

of our reports dated February 17, 2026, with respect to the consolidated financial statements of ConocoPhillips and the effectiveness of internal control over financial reporting of ConocoPhillips included in this Annual Report (Form 10-K) of ConocoPhillips for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Houston, Texas
February 17, 2026